(j)(2)

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors/Trustees

Voya Balanced Portfolio, Inc., Voya Variable Funds, Voya Variable Portfolios, Inc., Voya Government Money Market Portfolio (formerly, Voya Money Market Portfolio), and Voya Intermediate Bond Portfolio

We consent to the use of our report dated February 25, 2016, with respect to the financial statements of Voya Balanced Portfolio, a series of Voya Balanced Portfolio, Inc., Voya Growth and Income Portfolio, a series of Voya Variable Funds, Voya Global Equity Portfolio (formerly, Voya Global Value Advantage Portfolio) and Voya Small Company Portfolio, each a series of Voya Variable Portfolios, Inc., Voya Government Money Market Portfolio (formerly, Voya Money Market Portfolio), and Voya Intermediate Bond Portfolio, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 27, 2016